Exhibit 99.1

              Golden Enterprises, Inc. Declares Quarterly Dividend


     BIRMINGHAM, Ala.--(BUSINESS WIRE)--July 11, 2006--Golden Enterprises, Inc.'s (NASDAQ: GLDC) Board of Directors today declared a quarterly dividend of $.03125 per share payable August 2, 2006 to stockholders of record on July 21, 2006.


    CONTACT: Golden Enterprises, Inc.
             Patty Townsend, 205-458-7132